CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The Aegis Funds and to the use of our report dated February 26, 2014 on the financial statements and financial highlights of Aegis Value Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

   BBD, LLP

Philadelphia, Pennsylvania
February 26, 2014